BlackRock Funds (the "Registrant"): BlackRock Short-Term
Treasury Fund, BlackRock Short Obligations Fund,
BlackRock Ultra-Short Obligations Fund, BlackRock Real
Estate Securities Fund, BlackRock Multi-Asset Real Return
Fund, BlackRock Global Long/Short Equity Fund and
BlackRock Strategic Risk Allocation Fund (the "Funds")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Certification of Classification of Shares relating to the Funds dated September 21, 2012 and filed with the Secretary of the Commonwealth of Massachusetts.



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Exhibit 77Q1(a)

BLACKROCK FUNDS SM
(A Massachusetts Business Trust)
CERTIFICATION OF CLASSIFICATION OF SHARES

      The undersigned, Secretary of the BlackRock Funds SM
(the "Fund"), does hereby certify that at meetings of the
Board of Trustees duly held on September 20-21, 2012, the
following resolutions were approved by the Trustees of
the Fund and that said resolutions continue in full force
and effect as of the date hereof:
      RESOLVED, that pursuant to Article V of the
Fund's Declaration of Trust, an unlimited number
of authorized, unissued and unclassified shares
of beneficial interest of the Fund be, and
hereby are, classified into two separate classes
of shares with the designations EEEE-3 and EEEE-
17, representing interests in the Institutional
and Institutional Daily Shares, respectively, of
the BlackRock Short-Term Treasury Fund (the
"Treasury Fund");
      FURTHER RESOLVED, that pursuant to Article
V of the Fund's Declaration of Trust, an
unlimited number of authorized, unissued and
unclassified shares of beneficial interest of
the Fund be, and hereby are, classified into one
class of shares with the designation FFFF-6,
representing an interest in the BlackRock Shares
of the BlackRock Short Obligations Fund (the
"Short Obligations Fund");
      FURTHER RESOLVED, that pursuant to Article
V of the Fund's Declaration of Trust, an
unlimited number of authorized, unissued and
unclassified shares of beneficial interest of
the Fund be, and hereby are, classified into one
class of shares with the designation GGGG-6,
representing an interest in the BlackRock Shares
of the BlackRock Ultra-Short Obligations Fund
(the "Ultra-Short Obligations Fund");
      FURTHER RESOLVED, that pursuant to Article
V of the Fund's Declaration of Trust, an
unlimited number of authorized, unissued and
unclassified shares of beneficial interest of
the Fund be, and hereby are, classified into
three separate classes of shares with the
designations HHHH-2, HHHH-3 and HHHH-5,
representing interests in the Investor A,
Institutional and Investor C Shares,
respectively, of the BlackRock Real Estate
Securities Fund (the "Real Estate Fund");
      FURTHER RESOLVED, that pursuant to Article
V of the Fund's Declaration of Trust, an
unlimited number of authorized, unissued and
unclassified shares of beneficial interest of
the Fund be, and hereby are, classified into
three separate classes of shares with the
designations IIII-2, IIII-3 and IIII-5,
representing interests in the Investor A,
Institutional and Investor C Shares,
respectively, of the BlackRock Multi-Asset Real
Return Fund (the "Real Return Fund");
      FURTHER RESOLVED, that pursuant to Article
V of the Fund's Declaration of Trust, an
unlimited number of authorized, unissued and
unclassified shares of beneficial interest of
the Fund be, and hereby are, classified into
three separate classes of shares with the
designations JJJJ-2, JJJJ-3 and JJJJ-5,
representing interests in the Investor A,
Institutional and Investor C Shares,
respectively, of the BlackRock Long/Short Equity
Fund (the "Long/Short Fund");
      FURTHER RESOLVED, that pursuant to Article
V of the Fund's Declaration of Trust, an
unlimited number of authorized, unissued and
unclassified shares of beneficial interest of
the Fund be, and hereby are, classified into
three separate classes of shares with the
designations KKKK-2, KKKK-3 and KKKK-5,
representing interests in the Investor A,
Institutional and Investor C Shares,
respectively, of the BlackRock Market Advantage
Fund (the "Market Advantage Fund," and together
with the Treasury Fund, the Short Obligations
Fund, the Ultra-Short Obligations Fund, the Real
Estate Fund, the Real Return Fund and the
Long/Short Fund, the "New Portfolios");
      FURTHER RESOLVED, that all consideration
received by the Fund for the issue or sale of
all Institutional Shares, Investor A Shares,
Investor C Shares, BlackRock Shares and
Institutional Daily Shares, if applicable, of
each New Portfolio, shall be invested and
reinvested with the consideration received by
the Fund for the issue and sale of all other
shares of such New Portfolio, together with all
income, earnings, profits and proceeds thereof,
including (i) any proceeds derived from the
sale, exchange or liquidation thereof, (ii) any
funds or payments derived from any reinvestment
of such proceeds in whatever form the same may
be, and (iii) any general assets of the Fund
allocated to shares of such New Portfolio by the
Board of Trustees in accordance with the Fund's
Declaration of Trust; and each share class of
each New Portfolio shall share on the basis of
relative net asset values (or on such other
basis established by the Trustees or officers of
the Fund) with such other classes of shares in
such New Portfolio in such consideration and
other assets, income, earnings, profits and
proceeds thereof, including any proceeds derived
from the sale, exchange or liquidation thereof,
and any assets derived from any reinvestment of
such proceeds in whatever form;
      FURTHER RESOLVED, that in determining the
income attributable to each share of each
particular share class of the New Portfolios:
any general expenses and liabilities of the Fund
allocated by the Board of Trustees to the
portfolios of the Fund shall be allocated among
all portfolios on the basis of relative net
asset values (or on such other basis established
by the Trustees or officers of the Fund), and
any expenses and liabilities of the Fund
allocated by the Board of Trustees to a
particular portfolio shall be allocated among
the share classes included in such portfolio on
the basis of relative net asset values (or on
such other basis established by the Trustees or
officers of the Fund), except that to the extent
permitted by rule or order of the Securities and
Exchange Commission:
      (a)	only shares of Class A-1, Class B-1,
Class C-1, Class E-1, Class I-1, Class J-1,
Class O-1, Class P-1, Class Q-1, Class T-1,
Class V-1, Class Z-1, Class DD-1, Class EE-1,
Class HH-1, Class II-1, Class OO-1, Class UU-1,
Class BBB-1, Class CCC-1, Class EEE-1, Class
FFF-1, Class GGG-1, Class HHH-1 and Class III-1
shall bear all:  (1) expenses and liabilities
relating to Service Shares payable under the
Fund's Distribution and Service Plan; and (2)
other expenses and liabilities directly
attributable to such shares which the Board of
Trustees determines should be borne solely by
such shares;
      (b)	only shares of Class A-2, Class B-2,
Class C-2, Class E-2, Class I-2, Class J-2,
Class O-2, Class P-2, Class Q-2, Class T-2,
Class V-2, Class Z-2, Class DD-2, Class EE-2,
Class HH-2, Class II-2, Class OO-2, Class UU-2,
Class BBB-2, Class CCC-2, Class EEE-2, Class
FFF-2, Class GGG-2, Class HHH-2, Class III-2,
Class XXX-2, Class YYY-2, Class ZZZ-2, Class
AAAA-2, Class BBBB-2, Class CCCC-2, Class DDDD-
2, Class HHHH-2, Class IIII-2, Class JJJJ-2 and
Class KKKK-2 shall bear all:  (1) expenses and
liabilities relating to Investor A Shares
payable under the Fund's Distribution and
Service Plan; and (2) other expenses and
liabilities directly attributable to such shares
which the Board of Trustees determines should be
borne solely by such shares;
      (c)	only shares of Class A-3, Class B-3,
Class C-3, Class E-3, Class I-3, Class J-3,
Class O-3, Class P-3, Class Q-3, Class T-3,
Class V-3, Class Z-3, Class DD-3, Class EE-3,
Class HH-3, Class II-3, Class OO-3, Class UU-3,
Class BBB-3, Class CCC-3, Class EEE-3, Class
FFF-3, Class GGG-3, Class HHH-3, Class III-3,
Class XXX-3, Class YYY-3, Class ZZZ-3, Class
AAAA-3, Class BBBB-3, Class CCCC-3, Class DDDD-
3, Class EEEE-3, Class HHHH-3, Class IIII-3,
Class JJJJ-3 and Class KKKK-3 shall bear all:
(1) expenses and liabilities relating to
Institutional Shares payable under the Fund's
Distribution and Service Plan; and (2) other
expenses and liabilities directly attributable
to such shares which the Board of Trustees
determines should be borne solely by such
shares;
      (d)	only shares of Class A-4, Class B-4,
Class C-4, Class E-4, Class I-4, Class J-4,
Class O-4, Class P-4, Class Q-4, Class T-4,
Class V-4, Class Z-4, class DD-4, Class EE-4,
Class HH-4, Class II-4, Class OO-4, Class UU-4,
Class BBB-4, Class CCC-4, Class EEE-4, Class
FFF-4, Class GGG-4, Class HHH-4 and Class III-4
shall bear all:  (1) expenses and liabilities
relating to Investor B Shares payable under the
Fund's Distribution and Service Plan; and (2)
other expenses and liabilities directly
attributable to such shares which the Board of
Trustees determines should be borne solely by
such shares;
      (e)	only shares of Class A-5, Class B-5,
Class C-5, Class E-5, Class I-5, Class J-5,
Class O-5, Class P-5, Class Q-5, Class T-5,
Class V-5, Class Z-5, Class DD-5, Class EE-5,
Class HH-5, Class II-5, Class OO-5, Class UU-5,
Class BBB-5, Class CCC-5, Class EEE-5, Class
FFF-5, Class GGG-5, Class HHH-5, Class III-5,
Class XXX-5, Class YYY-5, Class ZZZ-5, Class
AAAA-5, Class BBBB-5, Class CCCC-5, Class DDDD-
5, Class HHHH-5, Class IIII-5, Class JJJJ-5 and
Class KKKK-5 shall bear all:  (1) expenses and
liabilities relating to Investor C Shares
payable under the Fund's Distribution and
Service Plan; and (2) other expenses and
liabilities directly attributable to such shares
which the Board of Trustees determines should be
borne solely by such shares;
      (f)	only shares of Class P-6, Class AAA-6,
Class HHH-6, Class FFFF-6 and Class GGGG-6 shall
bear all:  (1) expenses and liabilities relating
to BlackRock Shares payable under the Fund's
Distribution and Service Plan; and (2) other
expenses and liabilities directly attributable
to such shares which the Board of Trustees
determines should be borne solely by such
shares;
      (g)	only shares of Class A-7 and Class C-7
shall bear all:  (1) expenses and liabilities
relating to HL Shares payable under the Fund's
Distribution and Service Plan; and (2) other
expenses and liabilities directly attributable
to such shares which the Board of Trustees
determines should be borne solely by such
shares;
      (h)	only shares of Class E-13, Class P-13,
Class T-13, Class DD-13, Class EE-13, Class HH-
13, Class II-13, Class OO-13, Class UU-13, Class
BBB-13, Class CCC-13, Class EEE-13, Class FFF-
13, Class GGG-13, Class HHH-13 Class III-13 and
Class XXX-13 shall bear all:  (1) expenses and
liabilities relating to Class R Shares payable
under the Fund's Distribution and Service Plan;
and (2) other expenses and liabilities directly
attributable to such shares which the Board of
Trustees determines should be borne solely by
such shares;
      (i)	only shares of Class EEEE-17 shall
bear all: (1) expenses and liabilities relating to Institutional Daily Shares payable under the Fund's Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
      FURTHER RESOLVED, that except as otherwise provided by these resolutions, each share of the New Portfolios shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Fund's Declaration of Trust and shall have the same voting powers, provided that: (i) when expressly required by law, or when otherwise permitted by the Board of Trustees acting in its sole discretion, shares shall be voted by individual class and/or series; and
(ii) only shares of the respective class, classes and/or series, as the case may be, affected by a matter shall be entitled to vote on such matter, and provided further that without affecting any provisions in the Fund's
Declaration of Trust, shares of each class shall be subject to the express right of the Fund to redeem shares of such class at any time if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have adverse consequences to the holders of the shares of such class, and upon such redemption the holders of the shares so redeemed shall have no further right with respect thereto other than to receive payment of the redemption price;
      FURTHER RESOLVED, that each share of the New Portfolios issued for the purchase price established in the respective New Portfolio's
Prospectus will be validly issued, fully paid and non-assessable; and
      FURTHER RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and empowered to execute, deliver and file any and all documents, instruments, papers and writings, including but not limited to the Certificate of Classification of Shares to be filed with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of Fund counsel prior to filing said Certificate of Classification of Shares, in the name of the Fund and the Board of Trustees and on their behalf, as said officer determines is necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

Witness my hand and seal this 21st day of September, 2012.

/s/ Benjamin Archibald
Secretary



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BlackRock Funds (the "Registrant"): BlackRock Global
Long/Short Equity Fund and BlackRock Strategic Risk
Allocation Fund (the "Funds")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Certification of Classification of Shares relating to the Fund dated March 5, 2013 and filed with the Secretary of the Commonwealth of Massachusetts.



[PAGE BREAK]



Exhibit 77Q1(a)


BLACKROCK FUNDS SM
(A Massachusetts Business Trust)
CERTIFICATION OF CLASSIFICATION OF SHARES

      The undersigned, Secretary of the BlackRock Funds SM
(the "Fund"), does hereby certify that at a meeting of the Board of Trustees duly held on November 30, 2012, the following resolutions were approved by the Trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:
      RESOLVED, that the Trustees of the Fund have determined that it is advisable to change the name of BlackRock Long/Short Equity Fund to "BlackRock Global
Long/Short Equity Fund" ("Global Long/Short Equity"), and that such name change be, and it hereby is approved;
      FURTHER RESOLVED, that the Trustees of the Fund have determined that it is advisable to change the name of BlackRock Market Advantage Fund to "BlackRock Strategic
Risk Allocation Fund" ("Strategic Risk Allocation"), and that such name change be, and it hereby is approved;
      FURTHER RESOLVED, that the designation of Global
Long/Short Equity as JJJJ and of Strategic Risk
Allocation as KKKK under the Fund's Certificate of Classification of Shares will remain the same following the name changes; and
      FURTHER RESOLVED, that the officers of the Fund be, and they hereby are, authorized to take all actions necessary to prepare, or cause to be prepared, and file, or cause to be filed, for record, any and all such documents as may be deemed necessary in connection with changing the names of Global Long/Short Equity and of Strategic Risk Allocation as described above.

Witness my hand and seal this 5th day of March, 2013.

/s/ Benjamin Archibald
Benjamin Archibald
Secretary


STATE OF NEW YORK	)
    ss.:
COUNTY OF NEW YORK   )


	Then personally appeared Benjamin Archibald,
Secretary of BlackRock Funds SM, and acknowledged this instrument to be his free act and deed this 5th day of March, 2013.



/s/ Catherine Vafis Cottitta
Notary Public


My commission expires:

CATHERINE VAFIS COTTITTA
Notary Republic, State
of New York
No. 31-4866386
Qualified in New York County
Commission Expires Mar 16, 2015